                            SCHEDULE 14A INFORMATION
 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commissioner Only (as permitted by
    Rule 14a-6(c)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                   HALIS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
                ------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)  Title of each class of securities to which transaction applies:
                                                                            -----------------------------

         2)  Aggregate number of securities to which transaction applies:
                                                                         --------------------------------

         3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
             0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                         ----------------------------

         4)  Proposed maximum aggregate value of transaction:
                                                             --------------------------
         5)  Total fee paid:
                            --------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         1)  Amount Previously Paid:
                                    ---------------------------------------

         2)  Form, Schedule or Registration Statement No.:
                                                          -----------------

         3)  Filing Party:
                          ----------------

         4)  Date Filed:
                        ------------------

                                   HALIS, INC.
                          9040 ROSWELL ROAD, SUITE 470
                             ATLANTA, GEORGIA 30350


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 5, 1997


         The annual meeting of shareholders of HALIS, Inc. (the "Company") will be held on Friday, December 5, 1997 at 2:00 p.m., at the office of Smith, Gambrell & Russell, LLP located at 1230 Peachtree Street, N.E., Suite 3100, Atlanta, Georgia 30309, for the following purposes:

         (1) To elect three (3) directors to serve for a term of one year and until their successors are elected and qualified;

         (2) To approve an amendment to the 1996 Stock Option Plan of the Company to, among other things, increase the number of shares available for grant thereunder from 3,000,000 shares to 8,000,000 shares; and

         (3) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on November 12, 1997 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                     By Order of the Board of Directors,



                                     PAUL W. HARRISON
                                     Chairman of the Board, President and Chief
                                     Executive Officer


Atlanta, Georgia
November 20, 1997

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                   HALIS, INC.
                          9040 ROSWELL ROAD, SUITE 470
                             ATLANTA, GEORGIA 30350


                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 5, 1997

                             -----------------------
                                 PROXY STATEMENT
                             -----------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HALIS, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Friday, December 5, 1997, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about November 20, 1997. The address of the principal executive offices of the Company is 9040 Roswell Road, Suite 470, Atlanta, Georgia 30350.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the nominees named below as directors of the Company and for adoption of the amendment to the 1996 Stock Option Plan. Abstentions and broker non-votes will not be counted as votes either in favor of or against the proposal to amend the 1996 Stock Option Plan.

         The record of shareholders entitled to vote at the annual meeting was taken on November 12, 1997. On that date the Company had outstanding and entitled to vote 44,133,969 shares of common stock, par value $.01 per share (the "Common Stock"), with each share entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock as of September 30, 1997, with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and director nominees, and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                                 SHARES OF
                                                               COMMON STOCK
     NAME OF                                                    BENEFICIALLY                            PERCENT
BENEFICIAL OWNER                                                 OWNED (1)                              OF CLASS
----------------                                               -------------                           ---------

Paul W. Harrison...............................                 19,527,723(2)                            40.1%

Larry Fisher...................................                  3,050,500(3)                             6.6%

Nathan Lipson..................................                    228,945(4)                              *

Joseph H. Neely................................                  2,365,838(5)                             5.3%

Charles Broes..................................                     50,000                                 *

Trevor Hicks...................................                          0                                 *

AUBIS, L.L.C...................................                  9,978,389(6)                            22.5%

Healthcare Technology Investments, L.L.C.......                  5,000,000(7)                            11.3%

Anthony F. Maniscalco and Catherine A.
  Maniscalco...................................                  3,733,333(8)                             8.4%

Directors and executive officers
  as a group (7 persons).......................                 25,223,006                               57.0%

* Less than 1% of outstanding shares.

---------------------

(1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 44,133,969 shares outstanding as of September 30, 1997, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 44,133,969 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.

(2) Includes (i) 4,450,000 shares subject to presently exercisable stock options, (ii) 98,334 shares owned by Paul Harrison Enterprises, Inc. ("PHE"), which Mr. Harrison has the power to vote by virtue of his position as the president of such entity but of which Mr. Harrison disclaims beneficial ownership with respect to 50,254 shares, (iii) 9,978,389 shares owned by AUBIS, L.L.C. ("AUBIS"), which Mr. Harrison has the power to vote by virtue of his position as the President and manager of this entity but of which Mr. Harrison disclaims beneficial ownership with respect to 7,452,229 shares and (iv) 5,000,000 shares owned by Healthcare Technology Investments, L.L.C. ("HTI"), which Mr. Harrison has the power to vote by virtue of his position as the President and manager of this entity but of which Mr. Harrison disclaims beneficial ownership with respect to 2,581,168 shares. Mr. Harrison's business address is 9040 Roswell Road, Suite 470, Atlanta, Georgia 30350.

(3) Includes 2,400,000 shares subject to presently exercisable stock options. Mr. Fisher's business address is 9040 Roswell Road, Suite 470, Atlanta, Georgia 30350.

(4)       Includes 10,000 shares subject to presently exercisable stock options.

(5) Mr. Neely's business address is 9040 Roswell Road, Suite 470, Atlanta, Georgia 30350.

(6) Mr. Harrison presently has the power to vote all of these shares by virtue of his positions as President and manager of this entity, but specifically disclaims beneficial ownership with respect to 7,452,229 shares held by AUBIS. AUBIS' business address is 3390 Peachtree Road, N.E., Suite 1000, Lenox Towers, Atlanta, Georgia 30326.

(7) Mr. Harrison presently has the power to vote all of these shares by virtue of his positions as President and manager of this entity, but specifically disclaims beneficial ownership with respect to 2,581,168 shares held by HTI. HTI's business address is 3390 Peachtree Road, N.E., Lenox Towers, Suite 1000, Atlanta, Georgia 30326.

(8) Mr. and Mrs. Maniscalco's business address is 3550 West Waters Avenue, Suite 100, Tampa, Florida 33614.


CHANGE IN CONTROL

          Since the beginning of its last fiscal year, the Company has undergone a change of control. On November 19, 1996, the Company (f/k/a Fisher Business Systems, Inc.) issued 15,000,000 shares (66.8%) of its common stock in exchange for 100% of the capital stock of AUBIS Hospitality Systems, Inc. ("AHS"), AUBIS Systems Integration, Inc. ("ASI"), and HALIS Software, Inc. ("HSI"), which included ProHealth Solutions, Inc. The acquisitions were accounted for as the reverse acquisition of the Company by an "accounting entity" consisting of AHS, ASI, and HSI (collectively, the "Predecessors") because, following the transaction, the former shareholders of AHS, ASI, and HSI were in control of the Company.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of six persons. The Company's ByLaws provide that the Board of Directors shall consist of one or more individuals, the precise number to be fixed by resolution of the Board from time to time. The Board of Directors recommends the election of the three nominees listed below.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than three nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the three nominees standing for election. Management of the Company has no reason to believe that any nominee will not serve if elected.

         The following persons have been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

         Paul W. Harrison, age 42, has served as Chairman of the Board and Chief Executive Officer of the Company since November 1996. In addition, Mr. Harrison has been the managing member of AUBIS since February 1995, a director of AUBIS Hospitality Systems, Inc. ("AHS") since June 1994 and a director of AHS since January 1995. Mr. Harrison also serves as a director of HealthWatch, Inc., a manufacturer of medical products. Mr. Harrison has 20 years of professional experience in the United States and internationally in investments, management consulting, and information technology. Mr. Harrison has created and sold various software technology companies over his career that specialized in the healthcare and information technology markets. In 1994, he acquired Wiporwil Systems and Peripheral Design to form AUBIS, L.L.C. Prior to founding AUBIS, L.L.C. Mr. Harrison started and later sold Biven, a technology company, to HBO & Company ("HBOC"). Biven enabled HBOC to enter the highly competitive managed healthcare information technology segment of the industry. Mr. Harrison served as a senior executive of HBOC until 1995. Prior to Biven, Mr. Harrison owned and operated several technology development companies supporting the healthcare industry. Mr. Harrison has also invested in the development of the Chemical Sciences Center at the Scripps Research Institute, is on the Scripps Research Presidents Council, and is a Louis Pasteur Fellow. Mr. Harrison is also active in private investment funds and is a well known supporter of health related charities.

         Larry Fisher, age 53, has served as Executive Vice President of the Company since June 1997. Mr. Fisher was the founder of Fisher Business Systems, Inc. ("Fisher"), the predecessor of HALIS, Inc., and served as a director since its organization in 1979. Mr. Fisher subsequently served as President, Chief Executive Officer and Treasurer of Fisher from 1979 to 1992, and as Chairman of the Board, from December 1992 to November 1996. From November 1996 to June 1997, Mr. Fisher served as the President of HALIS, Inc. He led the development of the first generation of Fisher's products for the hospitality marketplace and is a recognized leader in the industry. Under his management, Fisher developed the first integrated point-of-sale and back office system for the food service industry. He also directed Fisher's efforts in the development of its second generation touch screen system. Mr. Fisher also serves as a director of HealthWatch, Inc., a manufacturer of medical products. Prior to 1979, Mr. Fisher was employed by IBM for 11 years in several executive sales and marketing positions. In his last such position, Mr. Fisher was responsible for creating, implementing and monitoring national marketing programs for the retail and hospitality industries.

         Charles Broes, age 59, has served as a director of the Company since July 1997. In addition, Mr. Broes is the co-founder and is currently serving as the Chief Executive Officer and Chairman of the Board of TMR Corp., a business development company. Mr. Broes also serves as Chairman and Chief Executive Officer of Optimark Data Systems, Inc., a Canadian company. In 1982, Mr. Broes founded Wellmark, Inc. which became an industry leader for electronic healthcare clearinghouse services.

         There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except as follows: Paul W. Harrison (failed to file on a timely basis one report relating to a total of two transactions); Larry Fisher (failed to file on a timely basis two reports relating to a total of eight transactions); and Jeffrey
C. Brenner, James F. Lyon and James Whitmire, former directors of the Company (each failed to file on a timely basis one report relating to a total of one transaction).

         Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has recently adopted a policy requiring all Section 16 reporting persons to report monthly to the Vice President - Finance of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.


                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         The Board of Directors held 5 meetings during the year ended December 31, 1996. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors has one standing committee, the Stock Option Committee.

         The Stock Option Committee presently consists of Nathan Lipson. The Stock Option Committee has been assigned the function of administering the Company's 1996 Stock Option Plan and granting options thereunder. The Stock Option Committee did not hold any meetings during the year ended December 31, 1996.

         The Company's Board of Directors does not have an audit, nominating or compensation committee. The functions which would be served by such committees and the responsibility of such committees have been reserved to the full Board of Directors.


                               EXECUTIVE OFFICERS

The executive officers of the Company are as follows:


NAME                              AGE      POSITION WITH THE COMPANY
----                              ---      -------------------------
PAUL W. HARRISON................. 42       CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
LARRY FISHER..................... 53       EXECUTIVE VICE PRESIDENT, SECRETARY, TREASURER AND DIRECTOR
JOSEPH H. NEELY.................. 39       CHIEF OPERATING OFFICER AND SENIOR VICE PRESIDENT
HAROLD J. WILLIAMS III........... 36       CHIEF FINANCIAL OFFICER AND SENIOR VICE PRESIDENT


         Harold J. Williams, III, age 36, has served as Chief Financial Officer and Senior Vice President of the Company since June 1997. Mr. Williams has a comprehensive corporate finance background that includes experience in the multi-national corporate market as well as the middle market leveraged finance arena. Prior to joining HALIS, he spent over seven years with Heller Financial's Corporate Finance Group where he participated in the closing of over $250 million of senior and mezzanine financings. Mr. Williams previously worked for the International Treasury Department of RJR Nabisco where he assisted in project financings, subsidiary capitalizations, and other international transactions. Mr. Williams also spent four years with Suntrust Bank where he was responsible for the bank's west coast originations and portfolio management activities.

         Joseph H. Neely, age 39, has served as Chief Operating Officer and Senior Vice President since June 1997 and as a director of the Company since June 1997. Prior to his service at HALIS, Inc., Mr. Neely founded and served as the President of TG Marketing, a company acquired by HALIS in may 1997. TG Marketing provides marketing software and services to a variety of industries, including the health care industry. Mr. Neely's experience combines sales and marketing expertise with knowledge of the most current methods of deploying software and services technology.

         The executive officers of the Company are appointed by the Board of Directors and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Paul W. Harrison and Larry Fisher.


                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information concerning compensation paid, accrued or deferred by the Company for the fiscal years ended December 31, 1996 and January 31, 1996 and 1995 to or on behalf of the Company's Chief Executive Officer and the other executive officer of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996 (hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE



                                                                                            LONG-TERM
                                               ANNUAL COMPENSATION                        COMPENSATION
                              -------------------------------------------------------     ------------
                                                                            Other
NAME AND                       Fiscal                                         Annual           Stock
PRINCIPAL POSITION              Year         Salary       Bonus           Compensation        Options
------------------              ----         ------       -----           ------------        -------
Paul W. Harrison.............  1996(1)      $ 33,000      $ 8,000               (5)          4,750,000(2)
   Chairman of the
   Board and Chief
   Executive Officer
Larry Fisher.................  1996(3)      $182,882      $ 5,000               (5)          2,650,000(4)
   President and               1996          150,000       18,000               (5)            650,000
   Chief Operating             1995          150,000           --               (5)                 --
   Officer


---------------------------

(1) Mr. Harrison joined the Company on November 19, 1996 upon consummation of the acquisitions of AHS, ASI and HSI. Accordingly, cash compensation is for the period from November 19, 1996 to December 31, 1996.
(2) Of this amount, options to purchase 3,000,000 shares of Common Stock were subsequently terminated without being exercised. This amount also includes options to purchase 1,400,000 shares of Common Stock granted to Mr. Harrison prior to his employment with the Company.
         See "- Stock Options."
(3) Represents compensation for the twelve month period ended December 31, 1996.
(4) Of this amount, options to purchase 1,800,000 shares of Common Stock were subsequently terminated without being exercised.
(5) The Company pays for an automobile allowance for Messrs. Harrison and Fisher, as well as certain other perquisites. The aggregate amounts of these benefits do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus during the past fiscal year for the Named Executive Officers.

DIRECTOR'S FEES

         The Company does not presently pay any fees to directors but does reimburse directors for reasonable out-of-pocket expenses incurred in connection with attendance of meetings of the Board of Directors. The Company has granted certain non-qualified stock options to non-employee directors of the Company. See "Security Ownership of Certain Beneficial Owners and Management."

EMPLOYMENT AGREEMENTS

         Effective November 18, 1996, the Company entered into an Employment Agreement with Paul W. Harrison, pursuant to which Mr. Harrison serves as Chairman of the Board and Chief Executive Officer of the Company. The Employment Agreement is for a term of three years, expiring on December 31, 1999, and provides for an annual base salary of $200,000 (to be increased upon the attainment of certain annual revenue targets) plus incentive bonus payments. In addition, the Employment Agreement provides for Mr. Harrison to receive options to purchase shares of Common Stock of the Company in the discretion of the Board of Directors. The Employment Agreement provides for certain severance payments to be paid to Mr. Harrison in the event of a change in control of the Company or a significant change in Mr. Harrison's operational duties. In the event of a change in control, Mr. Harrison will be entitled to terminate his employment with the Company and to receive three times the sum of his annual base salary and the cost for one year of all additional benefits provided to Mr. Harrison under the Employment Agreement. In addition, in the event Mr. Harrison terminates his employment under certain stated conditions or is terminated by the Company without cause, he will receive the greater of one year's annual base salary or an amount equal to the base salary which would otherwise be payable to Mr. Harrison for the remaining term of his Employment Agreement. Any such severance payment may, at the option of the Company, be paid to Mr. Harrison in equal monthly installments or in a lump sum at a discounted present value. The Employment Agreement contains non-compete and non-solicitation provisions, effective through the actual date of termination of the Employment Agreement and for a period of two years thereafter.

         Effective November 18, 1996, the Company also entered into an Employment Agreement with Larry Fisher, pursuant to which Mr. Fisher serves as President and Chief Operating Officer of the Company. The Employment Agreement is for a term of three years, expiring on December 31, 1999, and provides for an annual base salary of $175,000 (to be increased upon the attainment of certain annual revenue targets) plus incentive bonus payments. In addition, the Employment Agreement provides for Mr. Fisher to receive options to purchase shares of Common Stock of the Company in the discretion of the Board of Directors. The Employment Agreement provides for certain severance payments to be paid to Mr. Fisher in the event of a change in control of the Company or a significant change in Mr. Fisher's operational duties. In the event of a change in control, Mr. Fisher will be entitled to terminate his employment with the Company and to receive two times his annual base salary plus twice the cost for one year of all additional benefits provided to Mr. Fisher under the Employment Agreement. In addition, in the event Mr. Fisher terminates his employment under certain stated conditions or is terminated by the Company without cause, he will receive the greater of one year's annual base salary or an amount equal to the base salary which would otherwise be payable to Mr. Fisher for the remaining term of his Employment Agreement. Any such severance payments may, at the option of the Company, be paid to Mr. Fisher in equal monthly installments or in a lump sum at a discounted present value. The Employment Agreement contains non-compete and non-solicitation provisions, effective through the actual date of termination of the Employment Agreement and for a period of two years thereafter.

STOCK OPTIONS

         On November 18, 1996, the Company's shareholders adopted the 1996 Stock Option Plan (the "Plan") for employees who are contributing significantly to the business of the Company or its subsidiaries as determined by the Company's Board of Directors or the committee administering the Plan. The Plan currently provides for the grant of incentive and non-qualified stock options to purchase up to 3,000,000 shares of Common Stock (8,000,000 shares if the proposed amendment to the 1996 Plan is approved at the Annual Meeting) at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the Plan. The option exercise price of incentive stock options must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before
(1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Options granted under the Plan typically vest over a period of four to five years.

         The following table provides certain information concerning individual grants of stock options made during the fiscal year ended December 31, 1996 to the Named Executive Officers:

                                                                  OPTION GRANTS IN LAST FISCAL YEAR
                                                                           INDIVIDUAL GRANTS
                                                            ---------------------------------------------
                                                              % OF TOTAL OPTIONS
                                             OPTIONS              GRANTED TO            EXERCISE OR
                                             GRANTED         EMPLOYEES IN FISCAL         BASE PRICE        EXPIRATION
                  NAME                         (#)                   YEAR              ($ PER SHARE)          DATE
                  ----                       -------         -------------------       -------------       ----------
Paul W. Harrison........................  1,400,000(1)                24.4%                $1.125          06/07/2006
                                            350,000(2)                 6.1%                $ 2.00          12/06/2006
                                          3,000,000                   52.4%                $ 2.00          Cancelled

Larry Fisher............................    800,000(2)                14.0%                $1.125          06/07/2006
                                             50,000(2)                 0.9%                $ 2.00          12/06/2006
                                          1,800,000                   31.4%                $ 2.00          Cancelled

-------------------------

(1) Options were granted to Mr. Harrison in consideration of his providing of services in anticipation of the acquisition by the Company of HSI. Options became fully exercisable from the acquisition of HSI by the Company in November 1996.

(2)      Options are fully exercisable.

         In March 1997, 3,000,000 options of Mr. Harrison and 1,800,000 options of Mr. Fisher were terminated by mutual agreement of the parties without any of such options being exercised. In addition, on June 5, 1997, options to purchase 2,700,000 shares of Common Stock were granted to Mr. Harrison and options to purchase 800,000 shares of Common Stock were granted to Mr. Fisher. These options are immediately exercisable at a price of $2.12 per share.

         The following table provides certain information concerning the value of unexercised options held by the Named Executive Officers as of December 31, 1996. No stock options were exercised by the Named Executive Officers during fiscal 1996.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES



                                                           NUMBER OF                   VALUE OF UNEXERCISED
                                                          UNEXERCISED                  IN-THE-MONEY OPTIONS
                                                       OPTIONS AT YEAR-END                   AT YEAR-END
         NAME                                       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(1)
         ----                                       -------------------------       ----------------------------
         Paul W. Harrison(2).....................          1,750,000/0                    $  875,000/$0
         Larry Fisher(2).........................          1,600,000/0                    $1,600,000/$0

-----------------------------

(1) Dollar values calculated by determining the difference between the fair market value of the Company's Common Stock at December 31, 1996 ($1.75) and the exercise price of such options.

(2) Excludes options to purchase 3,000,000 shares of Common Stock granted to Mr. Harrison and options to purchase 1,800,000 shares of Common Stock granted to Mr. Fisher during fiscal 1996, which options were subsequently terminated.

                              CERTAIN TRANSACTIONS

         In connection with the acquisition of AUBIS Systems Integration, Inc. ("ASI"), AUBIS Hospitality Systems, Inc. ("AHS") and HALIS Software, Inc. ("HSI") on November 18, 1996, the Company issued 10,000,000 shares of Common Stock to AUBIS, L.L.C. and 5,000,000 shares of Common Stock to Healthcare Technology Investments, L.L.C. (formerly HALIS, L.L.C.). Paul W. Harrison, a director of the Company, serves as the managing member of both AUBIS, L.L.C. and Healthcare Technology Investments, L.L.C. and presently beneficially owns approximately 25% and 47% respectively, of these two companies.

         On November 18, 1996, the Company entered into a license to a proprietary technology asset ("MERAD") from Paul Harrison Enterprises, Inc. ("PHE"). The Company is obligated to pay a license fee 10% of the gross revenues generated from MERAD and any derivations thereof by the Company or any of its affiliates. Mr. Harrison serves as the President of PHE and presently beneficially owns approximately 47% of this company. PHE acquired MERAD from Paul Harrison in July 1995. The Company paid $7,259 to PHE in 1996 pursuant to this license agreement.

         When PHE acquired rights in MERAD from Mr. Harrison, Mr. Harrison retained a perpetual royalty free license to MERAD and any enhancements and derivatives thereof (excluding any application software developed utilizing MERAD). On October 1, 1995, PHE licensed MERAD, in its then partially completed state, to HALIS, L.L.C. (who, in turn, transferred said license to HSI, which was acquired by the Company in November 1996) in order for HSI to develop proprietary healthcare software (the "License"). As part of the License, HSI agreed to continue developing MERAD and to be a beta site to test MERAD's capabilities and functionality. HSI agreed that any enhancements and modifications to MERAD become the sole and exclusive proprietary property of PHE, subject to HSI's rights to use the same under its License. With the exception of certain licenses to use MERAD, PHE has exclusive ownership rights to MERAD. HSI has agreed to pay an additional $15,000 upon completion of the software according to specifications. In addition, HSI paid sales commissions of $7,259 to Mr. Harrison in 1996.

         As a result of its acquisition of HSI in November 1996, the Company assumed software development and license agreements with OneTree Corporation and MERAD Corporation, both of which are controlled by Paul W. Harrison. Mr. Harrison serves as a director and is an 80% shareholder of OneTree Corporation, and serves as President and is a 21% shareholder of MERAD Corporation (PHE owns the remaining 79%). During 1996, $244,915 was paid to OneTree Corporation and $90,000 was paid to MERAD Corporation under these license agreements. The agreement with OneTree Corporation was terminated in January 1997. The development fee payable to MERAD Corporation is $15,000 per month. The MERAD agreement will terminate after the enhancements to the HALIS software are completed, which is expected to occur in 1997.

         In February 1996, the Company entered into a Management Agreement with AUBIS, L.L.C. pursuant to which Mr. Harrison provided management services to the Company in an effort to begin the process of effecting an orderly transition of ASI and AHS to the Company. The Management Agreement was terminated on June 1, 1996. Management fees totaling $50,000 were paid by the Company to AUBIS, L.L.C. pursuant to this agreement. Separately, AHS, ASI and HSI paid management fees to AUBIS, L.L.C. of $85,100 and $76,979 in 1996 and 1995, respectively.

         In February 1996, the Company entered into a Marketing Agreement with AHS pursuant to which AHS distributed the Fisher Restaurant Management System(TM). Pursuant to this agreement, the Company advanced AHS $80,000, which indebtedness was canceled upon the acquisition of AHS by the Company in November 1996. AHS was previously a wholly-owned subsidiary of AUBIS, L.L.C. which is controlled by Mr. Harrison.


         In 1996, the Company conducted a private placement of 7.0% Convertible Promissory Notes due January 15, 1998 (the "Notes"), some of which were purchased by directors of the Company as follows:

Paul W. Harrison and affiliate - $90,000, Larry Fisher - $50,000; and Nathan Lipson - $90,000. Interest paid on these Notes for 1996 totaled $3,938, $2,747 and $3,631 to Messrs. Harrison, Fisher and Lipson, respectively.

    In addition, as of December 31, 1996, the Company owed $135,000 to Nathan Lipson, a director of the Company. These notes bear interest at rates ranging from 8.75% to 12.0% per year and are due on demand. During 1995 and 1996, $3,222 and $1,200 of interest was paid to Mr. Lipson on these notes. As of December 31, 1996 accrued and unpaid interest on these notes totaled $20,787.

    In September 1997, the Company exchanged shares of the Company's Common Stock in a "debt swap" for certain amounts of the Company's outstanding indebtedness. The indebtedness was exchanged at a rate of one share for every dollar of outstanding indebtedness. On September 30, 1997, the Company owed Nathan Lipson approximately $130,000. This debt was cancelled as a result of a "debt swap" in which Mr. Lipson received approximately 130,000 shares of the Company's Common Stock.

    In May 1997, the Company acquired TG Marketing Systems ("TGM") which became a subsidiary of the Company. Joseph H. Neely was the sole shareholder of TGM. In consideration for the consummation of the TGM merger, the Company issued 2,388,060 shares of Common Stock to Mr. Neely having a value of $2,555,224. Subsequent to the acquisition, Mr. Neely was elected a director and executive officer of the Company.

    In July 1997, the Company acquired Physicians Resource Network, Inc. ("PRN"), which became a subsidiary of the Company. In connection with the PRN merger, the Company issued 50,000 shares of its Common Stock to Charles Broes as compensation for his services in connection with the acquisition. Subsequent to the acquisition, Mr. Broes was elected a director of the Company.

                                  AGENDA ITEM 2
                    PROPOSAL TO AMEND 1996 STOCK OPTION PLAN

GENERAL

    On November 18, 1996, the Company's shareholders adopted the 1996 Stock Option Plan (the "Plan") for employees and directors who are contributing significantly to the business of the Company or its subsidiaries as determined by the Company's Board of Directors or the committee administering the Plan. The Plan currently provides for the grant of incentive and non-qualified stock options to purchase up to 3,000,000 shares of Common Stock at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the Plan. The option exercise price of incentive stock options must be at least 100.0% (110.0% in the case of a holder of 10.0% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before
(1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Options granted under the Plan typically vest over a period of four to five years.

    As of October 1, 1997, the Company had granted options to purchase shares of Common Stock pursuant to the 1996 Plan as follows: (i) each Named
Executive Officer (Paul W. Harrison: 350,000 shares; Larry Fisher: 850,000 shares); (ii) all current executive officers as a group: 1,450,000 shares; (iii) all current directors who are not executive officers as a group: 10,000 shares;
(iv) each nominee for election as a director (Paul W. Harrison: 350,000 shares; Larry Fisher: 850,000 shares) and (v) all employees, including all current officers who are not executive officers, as a group: 1,467,742 shares.

DESCRIPTION OF PROPOSED AMENDMENT

    On December 6, 1996, the Board of Directors of the Company adopted an amendment to the 1996 Plan which would increase the number of shares of the Company Common Stock available for grant thereunder to 6,000,000 shares from 3,000,000 shares. On October 15, 1997, the Plan was further amended to increase the number of shares of Common Stock available for grant thereunder to 8,000,000 shares. As of November 14, 1997, no shares of Common Stock remained available for grant under the 1996 Plan. The proposed increase in the number of authorized shares would ensure the uninterrupted continuation of the 1996 Plan. The Board of Directors recommends that shareholders vote FOR the proposed amendment.

    In addition, on June 5, 1997, the Board of Directors of the Company adopted an amendment to the 1996 Plan which eliminates the automatic grant of options to non-employee directors of the Company. The Board of Directors recommends that shareholders vote FOR the proposed amendment. The affirmative vote of a majority of the shares of the Company Common Stock represented in person or by proxy at the Annual Meeting is necessary for the approval of the amendments to the 1996 Plan.

DESCRIPTION OF 1996 PLAN

    Effective Date. The effective date of the 1996 Plan is April 24, 1996. The 1996 Plan shall remain in effect until all shares subject to or which may become subject to the 1996 Plan shall have been purchased pursuant to options granted under the 1996 Plan, provided that options under the 1996 Plan must be granted within ten (10) years from the effective date.

    Shares Subject to the 1996 Plan. The shares of the Company's common stock available for issuance under the 1996 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1996 Plan shall be 3,000,000 (8,000,000 if the proposed amendment to the Plan is approved at the Annual Meeting). Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the 1996 Plan.

    Persons Eligible to Participate in the 1996 Plan. Under the 1996 Plan, options may be granted only to officers, directors and key employees of the Company.
FF
    Administration of the 1996 Plan. The 1996 Plan shall be administered by the Board of Directors or by a committee comprised of no fewer than two (2) members appointed by the Board of Directors of the Company from among its members (the "Committee"). Members of the Committee shall be "disinterested persons" as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 1996 Plan, the Board of Directors or the Committee has the authority to determine the employees to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

    Exercise Price, Terms of Exercise and Payment for Shares. Each option granted under the 1996 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

    The exercise price of options granted under the 1996 Plan will be determined by the Committee, but in no event shall be less than 100% of the Average Market Price of the common stock on the date of the grant of the option. The term Average Market Price is defined in the 1996 Plan to be the average of the high bid and low ask prices as of the close of business for the Company's shares of common stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System (or other national quotation service). If the Company's common stock is registered on a national securities exchange, then Average Market Price shall mean the closing price of the Company's common stock on such national securities exchange. If the Company's Common Stock is not traded in the organized markets, then the price shall be the fair market value of the common stock as determined in good faith by the Board of Directors or the Committee, but in no case less than the par value of such stock.

         Options may be exercised in whole or in part by the optionee, but in no event later than ten (10) years from the date of the grant. Any incentive stock option granted under the 1996 Plan to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary may not be purchased at a price less than 110% of the market price on the day the option is granted, and no such option may be exercised more than five (5) years from the date of grant. The purchase price for the shares shall be paid in cash or shares of common stock of the Company, or a combination of both. Upon payment, the Company will deliver stock certificates for such shares to the optionee.

         Automatic Grant of Options to Non-Employee Directors. The 1996 Plan grants to non-employee directors of the Company, without necessity of action by the Board of Directors or the Stock Option Committee, as the case may be, an annual option to purchase 10,000 shares of Common Stock on the second Tuesday in June of each year at an exercise price equal to the fair market value of such stock on the date of grant. In addition, all new non-employee directors of the Company will receive a one-time grant of an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Such options are exercisable from the date of grant and thereafter until the date which is the tenth anniversary of the date of grant, unless earlier terminated in accordance with the provisions of the 1996 Plan. Options granted to non-employee directors under the 1996 Plan conform in all respects to the terms of the 1996 Plan. The proposed amendment to the 1996 Plan would eliminate the automatic grant provisions of the Plan.

         Termination of Service. In the event that a holder of an option granted under the 1996 Plan ceases to be a director or employee of the Company or any subsidiary of the Company for any reason other than his death or total and permanent disability, any option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire three (3) months from the date of such termination. Any options which are not exercisable on the date of such termination shall immediately terminate.

         Upon the death or total and permanent disability of the holder of an option, any option or unexercised portion thereof which is otherwise exercisable shall expire within one year of the date of such death or disability. Any options which were not exercisable on the date of such death or disability shall be immediately exercisable for a period of one year.

         Options granted under the 1996 Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the 1996 Plan are non-transferable except by will or under the laws of descent and distribution.

         Reorganization and Recapitalization. In case the Company is merged or consolidated with another corporation and the Company is not the survivor, or in case the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company shall either make appropriate provision for the protection of any outstanding options, including without limitation the substitution of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of the Common Stock of the Company, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

         In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of shares available under the 1996 Plan will be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise therafter of any option theretofore granted will be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

         Limitation on Number of Shares That May be Purchased. For options granted under the 1996 Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         Amendment and Termination of the 1996 Plan. With respect to any shares of stock at the time not subject to options, the Board of Directors may at any time and from time to time, terminate, modify or amend the 1996 Plan in any respect, except that no such modification or amendment shall be made absent the approval of the shareholders of the Company to: (i) increase the maximum number of shares for which options may be granted under the 1996 Plan; (ii) reduce the option price or waiting period; (iii) extend the period during which options may be granted or exercised; (iv) change the class of employees eligible for incentive stock options; (v) otherwise materially modify the requirements as to eligibility for participation in the 1996 Plan; or (vi) otherwise materially increase the benefits accruing to participants under the 1996 Plan.

         With the consent of the affected optionee, the Board of Directors or the Committee may amend outstanding option agreements in a manner consistent with the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. All incentive stock options granted or to be granted under the 1996 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

         (a) gain on the sale or other disposition; or

         (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

         The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

         The 1996 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's common stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

         Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

         Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

         At present, the maximum tax rate on capital gains is 20% for assets held for more than 18 months and 28% for assets held for more than 12 months but not more than 18 months, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

         In general, an option granted under the 1996 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

         Non-Qualified Stock Options. All options granted or to be granted under the 1996 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

         A participant in the 1996 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1996 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

         Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

         The 1996 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

         General. The 1996 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1996 Plan and does not purport to be a complete description of all federal income tax aspects of the 1996 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1996 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the 1996 Plan.

         The approval of the holders of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting is necessary to approve the proposed amendment to the 1996 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE 1996 PLAN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Habif, Arogeti & Wynne, P.C. has served as independent auditors of the Company for the fiscal year ended December 31, 1996 and have been selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending December 31, 1997. BDO Seidman, LLP, Atlanta, Georgia was previously the independent auditor for the Company. On January 15, 1997, that firm's appointment as independent auditor was terminated and Habif, Arogeti & Wynne, P.C. was engaged as the Company's independent auditor for the eleven-month transition period ended December 31, 1996. The change was made because as a consequence of the change in control of the Company in November 1996 when it consummated the reverse acquisition of the subsidiaries of AUBIS, LLC and HALIS, LLC. Habif, Arogeti & Wynne, P.C. served as independent auditors for these acquired entities. This change in accountants was approved by the Board of Directors of the Company.

         The report of BDO Seidman on the financial statements of the Company for the fiscal years ended January 31, 1996 and 1995 raised substantial doubt about the ability of the Company to continue as a going concern. Except as set forth in the preceding sentence, the report of BDO Seidman did not contain any adverse opinion or a disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audit of the fiscal years ended January 31, 1996 and 1995, there were no disagreements with BDO Seidman on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of BDO

Seidman would have caused it to make reference to the subject matter of the disagreement in its report. Further, during the fiscal years ended January 31, 1996 and 1995 and the subsequent interim period, neither the Company or any of its representatives sought the advice of Habif, Arogeti & Wynne, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

                          ANNUAL REPORT ON FORM 10-KSB

         The Company's Annual Report for the year ended December 31, 1996 on Form 10-KSB as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company, Attention:
Chief Financial Officer at 9040 Roswell Road, Suite 470, Atlanta, Georgia 30350. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Company's 1998 annual meeting must be received at the Company's principal executive offices by January 15, 1998 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                     By Order of the Board of Directors,



                                     PAUL W. HARRISON
                                     Chairman of the Board, President and Chief
                                     Executive Officer


Atlanta, Georgia
November 20, 1997

                                                                        APPENDIX
                                  HALIS, INC.
                          9040 ROSWELL ROAD, SUITE 470
                             ATLANTA, GEORGIA 30350

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS.

    The undersigned hereby appoints Paul W. Harrison and Larry Fisher, either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of HALIS,INC. to be held on December 5, 1997, at 2:00 p.m. at the office of Smith, Gambrell & Russell, LLP located at 1230 Peachtree Street, N.E., Suite 3100, Atlanta, Georgia 30309, and any adjournments or postponements thereof:

1. To elect three (3) directors to serve for a term of one year and until their successors are elected and qualified.

    [ ]  FOR all nominees listed below                           [ ]  WITHHOLD AUTHORITY to vote for all nominees
         (except as marked to the contrary below)                     listed below
         I.  PAUL W. HARRISON, LARRY FISHER, and CHARLES BROES

 INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE
              NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

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2.  To approve an amendment to the 1996 Stock Option Plan of the Company to, among other things, increase the number of shares available for grant thereunder from 3,000,000 shares to 8,000,000 shares.

    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. To transact such other business incidental to the conduct of the Annual Meeting as may properly come before the Annual Meeting or any adjournments or postponements thereof.

             (Continued and to be dated and signed on reverse side)

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                  Please date and sign this
                                                  Proxy exactly as name(s)
                                                  appears on the mailing label.

                                                  Print Name(s):
                                                                 --------------

                                                  ------------------------------

                                                  ------------------------------

                                                  NOTE: When signing as an
                                                  attorney, trustee, executor,
                                                  administrator or guardian,
                                                  please give your title as
                                                  such. If a corporation or
                                                  partnership, give full name by
                                                  authorized officer. In the
                                                  case of joint tenants, each
                                                  joint owner must sign.

                                                  Dated:
                                                  ------------------------------